UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0056 Expires: May 31, 2022 Estimated average burden hours per response 3.0

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEXT-CHEMX CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	32-0446353
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 W 12th Street, #113, Austin, TX	78703
(Address of principal executive offices)	(Zip Code)

(512) 663-2690

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON	CHMX	OTC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-209478 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock par value $.001

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.001 per share, of NEXT-ChemX Corporation., a Nevada corporation (the “Registrant”), being registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the information set forth under the caption “Description of Securities” contained in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-209478) declared effective by the Securities and Exchange Commission (the “Commission”) on April 08, 2016 is incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.:	Description of Exhibit:	Filed as an Exhibit and Incorporated by Reference Herein:
3.1	Certificate of Amendment of Certificate of Incorporation	Exhibit 3.1 to Form 8k (File No.: 333-209478) filed July 28, 2021
3.2	Bylaws of the Registrant dated December 8, 2021	Exhibit 3.2 (File No. 333-209478)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) NEXT-CHEMX CORPORATION

Date December 23, 2021

By	/s/ J. Michael Johnson,
President, CFO, Director, Secretary

*Print the name and title of the signing officer under such officer’s signature.